Exhibit 10(i)

Performance Management Incentive Plan

July, 2012

OVERVIEW OF PERFORMANCE MANAGEMENT INCENTIVE PLAN

CORPORATE STRATEGIES AND OBJECTIVES
EARNINGS HURDLE
CORPORATE PERFORMANCE %
ANNUAL INCENTIVE
DISCRETIONARY
INDIVIDUAL & BUSINESS UNIT PERFORMANCE %
± INDIVIDUAL PERFORMANCE

Note: Corporate and Business Unit Performance % varies by level

DESCRIPTION OF PERFORMANCE MANAGEMENT INCENTIVE PLAN COMPONENTS

Corporate Performance Hurdles
■	Hurdles are “go/no-go” activation triggers

■
In order for the corporate performance piece to be activated in a given year, the Company must exceed a predefined level of earnings.  This is the Earnings Hurdle.  As a general guideline, the Earnings Hurdle will be established at 80% of the annual plan.

Individual and Business Unit Performance
■	Performance measures (goals) will be established annually at both the individual and business unit levels, as follows:

▪	Individual Performance – subjective, discretionary measures that are critical to meeting the overall business strategies and objectives.
▪	Business Unit Performance – subjective, discretionary measures that are critical to meeting the business strategies and objectives of the business unit (e.g., affiliate bank or corporate department).

DESCRIPTION OF PERFORMANCE MANAGEMENT INCENTIVE PLAN COMPONENTS

Individual and Business Unit Performance
■
The Corporate CEO, in cooperation with affiliate bank boards, may recommend a discretionary annual incentive award based on his assessment of individual and business unit performance.  This adjustment is not formula-driven, but is a subjective determination of how well the individual has performed relative to performance criteria that are important to the company, such as:

▪	Asset quality, earnings and balance sheet growth
▪	Comparisons to profit plans, peer groups and the industry
▪	Image and community involvement
▪	Communication with staff and directors
▪	Professionalism, leadership and management ability
▪	Employee turnover
▪	Industry reputation and visibility
▪	Cooperation and leadership in advancement of corporate initiatives
▪	Willingness to operate within the corporate philosophy

■	The Board will have the same opportunity to adjust the annual incentive for the Corporate CEO based on their assessment of individual performance.

Annual Incentive
■
The annual incentive is a calculation to determine the amount the individual will receive based on the level of achievement of corporate performance and the discretionary individual and business unit performance.

ANNUAL PERFORMANCE MEASURES

Description of Annual Performance Measures
■	At both the corporate and business unit levels, performance measures will be established at three levels:

▪	Threshold – 85% of planned performance, this is the minimum performance acceptable to receive a portion of the annual incentive
▪	Target – 100% of planned performance, this results in annual incentive at target level
▪	Maximum – 125% of planned performance, this results in the maximum annual incentive payout specified under the plan

■	Example: If planned corporate (i.e., consolidated) net income is $10 million, performance measures at each of the three levels would be as follows:

Performance Measure	Threshold (85%)	Target (100%)	Maximum (125%)
Corporate Net Income	$8,500,000	$10,000,000	$12,500,000

■	Performance measures for the current year are contained in a separate document.

ANNUAL PERFORMANCE MEASURES

Applying the Performance Measures to Individuals
■	On an individual basis, the weight placed on corporate performance versus business unit performance will vary based on the role of the individual, as follows:

	Corporate Performance	Individual & Business Unit Performance
Corporate CEO	70%	30%
Corporate Officers	60%	40%
Bank Presidents	50%	25% & 25%

■
Example:  If the target for a bank president is $35,000, he or she would have the ability to earn $17,500 (50% of $35,000) for achieving corporate performance measures and $17,500 (50% of $35,000) for achieving bank performance measures.

■
During this temporary period where Firstbank Corporation is participating in TARP, dollar amounts earned under this Performance Management Plan could be paid out in Restricted Stock shares according to TARP restrictions.

INDIVIDUAL POTENTIAL

Targets
■	Targets are expressed as a percentage of base salary. For achieving 100% of the performance measures, targets for each management group are as follows:
▪	Corporate CEO: 30%
▪	Corporate CFO: 25%
▪	Other Corporate Officers: 20%
▪	Bank Presidents: 25%

Potential
■	The potential amount that may be earned for achieving various levels of performance are set forth in the chart below.
	Payout Potential
	Threshold Performance (85% - 90%)	Above Threshold (91% - 95%)	Target Performance (96% - 109%)	Above Target (110% - 124%)	Maximum Performance 125% and above
Corp CEO	15%	22.5%	30%	40%	50%
Corp CFO	10%	17.5%	25%	37.5%	50%
Corp Officers	7%	14%	20%	30%	40%
Bank Presidents	10%	17.5%	25%	37.5%	50%

■	The potential has been reduced by 50% due to TARP prohibition on incentive compensation for first half of 2012.
	Payout Potential Second Half of 2012 – After TARP
Corp CEO	7.5%	11.25%	15%	20%	25%
Corp CFO	5%	8.75%	12.5%	18.75%	25%
Corp Officers	3.5%	7%	10%	15%	20%
Bank Presidents	5%	8.75%	12.5%	18.75%	25%